                    REGISTRATION AND SHAREHOLDERS RIGHTS AGREEMENT

                                     MARCH 7,1997


    The parties to this Registration Rights Agreement (the "Agreement") are Faroudja, Inc., a Delaware corporation ("FI"), Yves Faroudja and Isabell Faroudja (collectively, "Y&I" or "Shareholder") and Adelson Investors, LLC, Images Partners, LP and Faroudja Images Investors, LLC (collectively, the "Other FI Shareholders").

    WHEREAS, pursuant to the merger of Faroudja Research Enterprises, Inc., a California corporation ("FRE") with and into Faroudja Laboratories, Inc., a California corporation ("FLI"), and the subsequent merger of Faroudja Acquisition, Inc., a California corporation and indirect wholly-owned subsidiary of FLI, with and into FLI (collectively, the "Mergers"), with FLI surviving the mergers as a wholly-owned subsidiary of FI, Y&I, FRE, FLI and Faroudja Images, Inc., a Delaware corporation ("FII") entered into that certain Mutual Termination of Shareholders Agreement, dated December 31, 1996, terminating that certain Shareholders Agreement entered into on March 8, 1996, by and between FII, FLI, FRE and Y&I ("Shareholders Agreements");

    WHEREAS, FII liquidated effective December 31, 1996 and the assets of FII, including options to purchase certain shares of FLI and FRE of Y&I, were distributed to Roger K. Baumberger as liquidating trustee for Faroudja Images, Inc. ("Liquidating Trustee"), which were subsequently transferred at a later date to the Other FI Shareholders of FII;

    WHEREAS, Y&I, FI, FII and each of the three Other FI Shareholders entered into an Amended and Restated Option to Purchase Shares of Common Stock of Faroudja, Inc. ("FI Options") as of March 7, 1997, restating certain rights of FII and Y&I, and confirming the transfer by FII to the Liquidating Trustee and subsequently to the Other FI Shareholders; and

    WHEREAS, the parties desire to enter into this Agreement to restate and amend certain registration and other rights granted to Y&I, which rights were originally set forth in the Shareholders Agreement;

    NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.  REGISTRATION RIGHTS.

    1.1 DEFINITIONS. As used in this Section 1, the following terms shall have the following meanings:

         (a) "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document by the SEC;

         (b) "Registrable Securities" means (i) the Common Stock held by Y&I, and (ii) any Common Stock of FI issued as a dividend or other distribution with respect to, or in exchange for or in replacement of such Common Stock, excluding in all cases, however, any Registrable Securities sold by a Shareholder in a transaction in which its registration rights under this Agreement are not assigned;

         (c)  "SEC" shall mean the Securities and Exchange Commission; and

         (d) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

    1.2  REGISTRATION.

         (a) FI shall use all reasonable efforts to effect an initial registered public offering of its stock pursuant to a registration statement filed with the SEC under the Securities Act ("IPO"), and the parties shall cooperate in structuring any such public offering.

         (b) In the event that any FI shareholders are permitted to sell stock in any registered public offering that is proposed at any time during the five-year period commencing 6 months after the effective date of an IPO, FI shall promptly give Y&I written notice thereof and shall allow Y&I to have included in such registration all the Registrable Securities Y&I specify in a written request within thirty (30) days following notice; PROVIDED that, if the total number of shares requested to be registered for sale by FI shareholders, including Y&I, to be included in the offering exceeds the number of shares to be included other than by FI that the underwriters reasonably believe compatible with the success of the offering, then the number of selling shareholders' shares that may be included in the offering shall be apportioned pro rata among the selling shareholders according to the total number of shares entitled to be included in the offering owned by each selling shareholder pursuant to registration rights granted by FI to such selling shareholder.

         (c) If any officers or directors are permitted to sell any shares in the IPO, Shareholder will be provided a right to sell shares on the same basis, subject to the other terms of this Agreement.

         (d) In connection with an IPO, the Shareholder agrees that, without the prior written consent of FI, the Shareholder shall not offer, sell, contract to sell or otherwise dispose of any Registrable Securities for and during the period beginning on the date that an underwriting agreement is executed with respect to such offering and continuing to and including 180 days after the date of the prospectus included in the registration statement under the

Securities Act for such offering; provided that all officers, directors and Shareholders owning 1% or more of FI's shares enter into a similar agreement.

    1.3 OBLIGATIONS OF FI. When required under this Agreement to effect the registration of the Registrable Securities, FI shall, as expeditiously as reasonably possible:

         (a) prepare and file with the SEC a registration statement or similar documents (the "Registration Statement') with respect to all Registrable Securities, other than any Registrable Securities excluded pursuant to section 1.2(b), and use its best efforts to keep the Registration Statement effective for a period of the earlier of One Hundred Twenty (120) days or until Y&I have completed the distribution described in the Registration Statement, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

         (b) prepare and file with the SEC such amendments (including post effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective during the period required by Section 1.3(a), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement;

         (c) furnish promptly to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request in writing in order to facilitate the disposition of the Registrable Securities;

         (d) use its best efforts to register and qualify the securities covered by the Registration Statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, and to prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements and to take such other actions as may be necessary to maintain such registration and qualification in effect at all times during the period required by Section 1.3(a), and to take all other actions necessary or advisable to enable the disposition of such securities in such jurisdictions, provided that FI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to provide any undertaking or make any change in its charter or bylaws that its Board of Directors determines to be contrary to the best interests of FI and its stockholders;

         (e) enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering. The Shareholder hereby agrees to enter into and perform its customary obligations under any such agreement, including, without limitation, customary indemnification and contribution obligations;

         (f) notify the Shareholder, at any time when a prospectus relating to Registrable Securities covered by the Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. FI shall promptly amend or supplement the Registration Statement to correct any such untrue statement or omission;

         (g) notify the Shareholder of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. FI shall make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time;

         (h) permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities and other FI shares included in such registration to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing, and shall not file any document in a form to which such counsel reasonably objects;

         (i) at the request of the Shareholder, furnish on the date that Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Subscription Agreement (i) an opinion, dated such date, of the counsel representing FI for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter, dated such date, from the independent certified public accountants of FI, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

         (j) make available for inspection by the Shareholder, any underwriters participating in the offering pursuant to the registration and the counsel, accountants or other agents retained by the Shareholder or any such underwriter, all pertinent financial and other records, corporate documents and properties of FI and cause FI's officers, directors and employees to supply all information reasonably requested by the Shareholder or any such underwriters in connection with the registration;

         (k) if the Common Stock is then listed on a national securities exchange, use its best efforts to cause the Registrable Securities to be listed on such exchange. If the Common Stock is not then listed on a national securities exchange, use its best efforts to facilitate the reporting of the Registrable Securities on NASDAQ;

         (l) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

         (m) take all actions reasonably necessary to facilitate the timely preparation and delivery of certificates (not bearing any legend restricting the sale or transfer of such securities) representing the Registrable Securities to be sold pursuant to the Registration Statement and to enable such certificates to be in such denominations and registered in such names as the Shareholder or any underwriters may reasonably request; and

         (n) take all other reasonable actions necessary to expedite and facilitate the registration of the Registrable Securities pursuant to the Registration Statement.

    1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of FI to take any action pursuant to this Section 1 with respect to the Shareholder that the Shareholder shall furnish to FI such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as FI may reasonably request.

    1.5 EXPENSES OF REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications pursuant to this Section 1, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for FI and the reasonable fees and disbursements of the firm of counsel designated in accordance with Section 1.3(h) shall be borne by FI.

    1.6 INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, FI shall indemnify and hold harmless the Shareholder, the directors, if any, of the Shareholder, the officers, if any, of the Shareholder who sign the Registration Statement, each person, if any, who controls the Shareholder, any underwriter (as defined in the Securities Act) for the Shareholder and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages, expenses or liabilities (joint or several) to which any of them many become subject under the Securities Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (iii) any violation or alleged violation by FI of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, and FI shall reimburse the Shareholder and each such underwriter or controlling person, promptly as such expenses are incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of FI, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall FI be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Shareholder, directors and officers of the Shareholder or any such underwriter or controlling person, as the case may be. Such indemnify shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder or any such underwriter or controlling person or FI and shall survive the transfer of the Registrable Securities by the Shareholder.

         (b) To the extent permitted by law, the Shareholder shall indemnify and hold harmless FI, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls FI within the meaning of the Securities Act or the 1934 Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such holder or underwriter, against any losses, claims, damages or liabilities (jointly or severally) to which any of them may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Shareholder expressly for use in connection with such registration; and the Shareholder shall reimburse any legal or other expense reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld, conditioned or delayed; and PROVIDED FURTHER, that the Shareholder shall be liable under this Section 1.6(b) for only that amount of losses, claims, damages and liabilities as does not exceed the proceeds to the Shareholder as a result of the sale of Registrable Securities pursuant to such registration.

         (c)  Promptly after receipt by an indemnified party under this Section
1.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.6. The indemnification required by this Section 1.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, promptly as such expense, loss, damage or liability is incurred, and upon receipt by the indemnifying party of such documentation as it may reasonably request.

         (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 1.6 to the extent permitted by law, PROVIDED that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this
Section 1.6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

    1.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause FI to register securities and related rights granted Shareholder under this Section 1 may not be assigned except: (i) to a purchaser of more than 100,000 shares of the Common Stock of FI (as adjusted for stock splits and the like) purchased from Shareholder ,(ii) to an entity controlled by Shareholder, or (iii) to any donees or heirs of Shareholder pursuant to gift, will or otherwise; provided, that the FI receives notice within twenty (20) days following such assignment.

2. SHARE CAPITALIZATION. Prior to an IPO by FI, the parties hereto agree that the capitalization of FI and the respective share ownership of the parties to this Agreement shall remain the same as set forth in Exhibit "A" attached hereto, except that the three (3) FI Options may be exercised. The parties to this Agreement further agree that prior to an initial public offering of the common stock of FI, at some later date, the share capitalization of FI cannot be changed without the prior written consent of FI and Yves Faroudja.

3.  ELECTION OF DIRECTORS.

    3.1 Until the fifth anniversary of this Agreement, the Other FI Shareholders shall use their reasonable efforts (including, without limitation, (i) requesting management and the directors of the Company to nominate such party for election as a director and (ii) voting all their shares for such person) (a) to cause Yves Faroudja to be elected to the board of directors of FI and (b) to cause Isabell Faroudja to be elected to fill any vacancy in the board of directors of FI that is created by the resignation, incapacity or death of Yves Faroudja.

    3.2 Until the fifth anniversary of this Agreement, FI shall allow Isabell Faroudja to attend as a non-voting observer each meeting of FI's board of directors.

    3.3 Sections 3.1 and 3.2 above shall only remain in effect so long as Y&I beneficially own at least 5% of the issued and outstanding common stock of FI.

4. NOTICES. All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (a) personal delivery, (b) facsimile transmission, (c) registered or certified mail, postage prepaid, return receipt requested or (d) overnight delivery service. Notices shall be sent to the appropriate party at its, his or her address or facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 2):

         if to FI, to it at:

              Faroudja, Inc.
              750 Palomar Avenue
              Sunnyvale, California 94086
              Attention:  Michael Moone, President
              Fax:  (408) 735-8571

         with a copy to:

              Buchalter, Nemer, Fields & Younger
              601 South Figueroa Street
              Suite 2400
              Los Angeles, California 90017-5704
              Attention: Mark A. Bonenfant, Esq.
              Fax: (213) 896-0400
         if to Y&I, to him or her at:

              Yves Faroudja
              c/o Faroudja, Inc.
              750 Palomar Avenue
              Sunnyvale, California 94086
              Fax:  (408) 735-8571

         with a copy to:

              Coudert Brothers
              Four Embarcadero Center, Suite 3300
              San Francisco, California 94111
              Attention:  Greg L. Pickrell
              Fax:  (415) 986-0320

         if to any of the Other FI Shareholders, to it at:

              the address of such party set forth on the signature page of this Agreement

All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or (c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

5. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the law of the State of California applicable to agreements made and to be performed wholly in California.

6. SEPARABILITY. If any provision of this Agreement is invalid or unenforceable, the balance of this agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

8. BINDING. To the extent permitted by applicable law, Sections 2 and 3 of this Agreement shall be binding upon any person who acquires any shares of FI from the Other FI Shareholders (and successor shareholders) by any means other than by sale to the public in open market transactions. The Other FI Shareholders (and successor shareholders) shall take all reasonable steps to inform such persons of the provisions of Sections 2 and 3 and obtain their written agreement and/or consent to be bound.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                  FAROUDJA, INC.,
                                  a Delaware corporation


                                  By:   /s/ Michael Moone
                                     ---------------------------------------
                                       Michael Moone,
                                       President


                                       /s/ Yves Faroudja
                                     ---------------------------------------
                                       Yves Faroudja


                                       /s/ Isabell Faroudja
                                     ---------------------------------------
                                       Isabell Faroudja



                                  ADELSON INVESTORS, LLC


                                  By:   /s/ Paul Nadel
                                     ---------------------------------------

                                  Address:


                                  10900 Wilshire Blvd., #750
                                  Los Angeles, CA 90024
                                  Fax: (310) 209-3160

                                  IMAGES PARTNERS, LP


                                  By:   /s/ Kevin Kimberlin
                                     ---------------------------------------

                                  Address:

                                  535 Madison Ave.
                                  18th Floor
                                  New York, NY 10022
                                  Fax: (212) 751-3483


                                  FAROUDJA IMAGES INVESTORS, LLC


                                  By:   /s/ Roger K. Baumberger
                                     ---------------------------------------

                                  Address:

                                  535 Madison Ave.
                                  18th Floor
                                  New York, NY  10022
                                  Fax: (212) 751-3483

                                     EXHIBIT "A"

                                  FI CAPITALIZATION


SECURITY HOLDER                             FI C/S                    PERCENT
---------------                             ------                    -------
Stock Option Plans(1)                      1,800,000                   17.86%
Y&I Direct Ownership                       2,050,000                   20.34%
Y&I Option Shares                          1,537,500
    Adelson Investors, LLC                   486,875                    4.83%
    Images Partners, LP                      384,375                    3.81%
    Faroudja Images Investors, LLC           666,250                    6.61%
FII Direct Ownership                       4,612,500                   45.76%
Adelson Contingent Warrant                    65,152                    0.65%
John Sie Warrant                              14,449                    0.14%
                                          ----------                   -----
TOTAL                                     10,079,960                     100%


(1)The Stock Option Plans for FI break down as follows:

STOCK OPTION PLAN                       RESERVED C/S         GRANTED OPTIONS
-----------------                       ------------         ---------------
1995 Stock Option Plan                     1,400,000               1,386,578
1997 Performance Stock Option Plan           300,000                       0
1997 Non-Employee Director Stock             100,000                  26,060
Option Plan